UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2009

VITAMIN SHOPPE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-34507	20-2868245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Address of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s telephone number, including area code)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 27, 2009, VS Holdings, Inc. (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with its sole stockholder, VS Parent, Inc. (“Parent”). Pursuant to the Merger Agreement, on October 27, 2009, Parent merged with and into the Company, with the Company being the surviving corporation, and upon the effectiveness of the merger, the Company’s name changed to Vitamin Shoppe, Inc.

In the merger, stockholders of Parent received approximately 1.8611 shares of the Company’s common stock for each share of Parent common stock that they held immediately prior to the merger. Upon consummation of the merger, the warrants and Series A Preferred Stock of Parent were converted on a one-for-one basis into warrants and Series A Preferred Stock, respectively, of the Company. Approximately 41,899 shares of the Company’s Series A Preferred Stock will be redeemed from the proceeds of the Company’s initial public offering, for approximately $72.5 million, shortly after the Company’s receipt of such proceeds, and the remaining 36,969 shares of the Company’s Series A Preferred Stock will then be converted into 3,764,720 shares of the Company’s common stock. Each such remaining share of Series A Preferred Stock will convert into shares of the Company’s common stock at a rate equal to the liquidation value of the Series A Preferred Stock divided by the initial public offering price of the Company’s common stock, which was $17.00 per share. Upon consummation of the initial public offering, the warrants were automatically exercised for 1,055,540 shares of the Company’s common stock.

On October 27, 2009, upon consummation of the merger, the Company entered into a securityholders agreement with its securityholders (the “Securityholders Agreement”) substantially similar to the amended and restated securityholders agreement to which Parent and its stockholders had been a party. The Securityholders Agreement, among other things:

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limits the ability of management securityholders to transfer their capital stock (or derivatives thereof) of the Company, except, with the consent of Irving Place Capital Partners II, L.P. and certain of its affiliates (collectively, “IPC”), a transfer of securities, (i) subject to co-sale rights, (ii) with respect to securityholders who are natural persons, to such securityholder’s family members, (iii) to certain affiliates, (iv) in the event of a sale of the Company, and (v) in accordance with the terms and conditions of the demand registration rights set forth in the Securityholders Agreement.

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provides for take-along rights, which provide that if IPC elects to consummate, or to cause the Company to consummate, a transaction constituting a sale of the Company, then IPC will notify the Company and the other securityholders in writing at least 30 days prior to the consummation of such transaction of their election. If IPC delivers such notice, the other securityholders must vote for, consent to, and raise no objections to the proposed transaction, and the securityholders and the Company will take all other actions necessary to cause the consummation of the sale on the terms proposed by IPC. The securityholders are entitled to receive in the proposed transaction the same form and amount of consideration per share of common stock as IPC.

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provides for co-sale rights, which require that at least 30 days prior to any sales by IPC or its affiliates of capital stock (or derivatives thereof) of the Company, such entity delivers a written notice to the Company and each other securityholder of the Company. Securityholders may elect to participate in the contemplated transfer at the same price per share and on the same terms by delivering written notice to the transferring securityholder within 20 days after delivery of the sale notice, provided that securityholders seeking to elect to participate must participate in the same relative proportion. If none of the other securityholders provides notice prior to the expiration of the 20-day period, then the transferring securityholders may transfer their shares to any person at a price no greater, and on other terms that are not more favorable in the aggregate, than those set forth in the sale notice, at any time within 180 days after expiration of the 20-day period for giving notice. The Securityholders Agreement also requires a second notice and 20-day election period to be provided to securityholders who elected not to participate in the contemplated transfer, prior to the transferring securityholders transferring its securities on terms more favorable than those provided in the prior sale notice.

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provides for certain rights of first offer with respect to transfers by security holders other than to certain permitted transferees. Specifically, in the event that a securityholder wishes to transfer any of its securities, the securityholder must first deliver a written offer notice to the Company and to IPC at least 30 days prior to making such transfer. The notice must disclose in reasonable detail the proposed transaction and the Company may elect to purchase all or any portion of the securities specified in the offer. If the Company elects not to purchase such securities within ten days after delivery of the written notice of the offer, IPC may elect to purchase all of the securities which the Company has not elected to purchase within 25 days after delivery of the written notice.

The Securityholders Agreement also provides that the parties thereto must vote their securities to elect a board of directors of the Company that must be comprised of:

•	persons designated by the securityholders who are affiliates of IPC (the “IPC Directors”); and

•	persons possessing relevant industry experience or operational expertise as designated by the securityholders who are affiliates of IPC.

In addition, the Securityholders Agreement provides that IPC Directors shall comprise a majority of the directors on the board of directors of any of the subsidiaries of the Company and of any committee of the board of directors of the Company or any of its subsidiaries.

The Securityholders Agreement also gives certain securityholders rights with respect to registration under the Securities Act of 1933, as amended, of shares of the Company’s securities held by them, including demand registration rights and piggy back registration rights.

Item 8.01	Other Events

On October 28, 2009, the Company issued a press release announcing the pricing of its initial public offering. A copy of the press release is attached to this Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

On October 29, 2009, the Company issued a press release announcing that it would release its third quarter ended September 26, 2009 financial results on November 4, 2009 and hold a conference call to discuss those results at 10:30 a.m. on the same date. A copy of the press release is attached to this Form 8-K as Exhibit 99.2, and is incorporated by reference herein.

On November 2, 2009, the Company issued a press release announcing the consummation of its initial public offering. A copy of the press release is attached to this Form 8-K as Exhibit 99.3, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description of Exhibits

2.1	Agreement and Plan of Merger, by and between VS Holdings, Inc. and VS Parent, Inc., dated as of October 27, 2009.

10.1	Securityholders Agreement, by and among Vitamin Shoppe, Inc. and its securityholders, dated October 27, 2009.

99.1	Press Release, dated October 28, 2009, announcing the pricing of the Company’s initial public offering.

99.2	Press Release, dated October 29, 2009, announcing the Company’s third quarter earnings call.

99.3	Press Release dated November 2, 2009, announcing the consummation of the Company’s initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VITAMIN SHOPPE, INC.

Date: November 2, 2009	By:	/S/ MICHAEL G. ARCHBOLD
	Name:	Michael G. Archbold
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Number	Description of Exhibits

2.1	Agreement and Plan of Merger, by and between VS Holdings, Inc. and VS Parent, Inc., dated as of October 27, 2009.

10.1	Securityholders Agreement, by and among Vitamin Shoppe, Inc. and its securityholders, dated October 27, 2009.

99.1	Press Release, dated October 28, 2009, announcing the pricing of the Company’s initial public offering.

99.2	Press Release, dated October 29, 2009, announcing the Company’s third quarter earnings call.

99.3	Press Release, dated November 2, 2009, announcing the consummation of the Company’s initial public offering.

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